Exhibit 21

Subsidiaries of the Registrant

LEVI STRAUSS & CO.

Levi’s Only Stores, Inc.
Levi Strauss International, Inc.
Levi Strauss Japan Kabushiki Kaisha
Levi Strauss (Hong Kong) Limited
Levi’s Only Stores Georgetown, LLC
LVC, LLC
Majestic Insurance International Ltd.
Levi Strauss International
Levi Strauss Commerce (Shanghai) Limited
Levi Strauss de Mexico, S.A. de C.V.
Levi Strauss & Co. (Canada) Inc.
The Great Western Garment Company (Newfoundland) Limited
The Great Western Garment Company (1971) Limited
Levi Strauss Argentina, LLC
Levi Strauss Eximco de Colombia Limitada
Levi Strauss, U.S.A., LLC
Levi Strauss Asia Pacific Division Pte Ltd.
Levi Strauss do Brasil Industria e Comercio Ltda.
Levi Strauss (Australia) Pty. Ltd.
Levi Strauss Mauritius Ltd.
Levi Strauss Korea Ltd.
Levi Strauss (New Zealand) Limited
Levi Strauss (Malaysia) Sdn. Bhd.
Levi Strauss Philippines, Inc.
Levi Strauss Philippines, Inc. II
Levi Strauss de Espana, S.A.
Levi Strauss Italia S.R.L.
Levi Strauss Germany GmbH
Levi Strauss Belgium S.A.
Levi Strauss (Suisse) S.A.
Levi Strauss Hungary Trading Limited Liability Company
Levi Strauss Continental S.A.
PT Levi Strauss Indonesia
LS Japan Ltd.
Levi Strauss (India) Private Limited
Levi Strauss Pakistan (Private) Limited
Levi Strauss Global Trading Co. Ltd.
Levi Strauss Nederland B.V.
Levi Strauss Nederland Holding B.V.
Levi Strauss & Co. Europe SCA
Levi Strauss International Group Finance Coordination Services SCA
Levi Strauss Istanbul Konfeksiyon Sanayi ve Ticaret A.S.
Levi Strauss South Africa (Pty.) Ltd.
Levi Strauss Poland Sp. zo.o.
LVC, B.V.
Levi Strauss Praha, spol. s.r.o.
Levi Strauss Hellas AEBE
Levi Strauss Benelux Retail BVBA
Levi Strauss (U.K.) Ltd.
Paris — O.L.S. S.A.R.L.

Levi Strauss Dis Ticaret Limited Sirketi
Levi Strauss Pension Trustee Ltd.
501 Holdings, C.V.
505 Finance, C.V.
550 Holdings, C.V.
Levi Strauss do Brasil Franqueadora Ltda.
Dockers UK Limited
Retailindex Ltd.
Farvista Ltd.
Dockers Ireland Ltd.
Original Denim Investments Limited
Global Denim LLC
Worldwide Logistics S.r.l.
Levi’s Footwear & Accessories Spain SAU
Levi’s Footwear & Accessories Italy SpA
Levi’s Footwear & Accessories UK Ltd.
Levi’s Footwear & Accessories France SAS
Levi’s Footwear & Accessories (Switzerland) S.A.
Levi’s Footwear & Accessories HK Limited
Elli China Limited